Exhibit 99

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615) 890-9100

NHI Announces Fourth Quarter and Year End 2015 Results
Normalized FFO per share up 10.4%; Normalized AFFO per share up 9.6%

MURFREESBORO, Tenn. – (February 18, 2016) National Health Investors, Inc. (NYSE:NHI) announced today its Normalized Funds From Operations (“FFO”), its Normalized Adjusted Funds From Operations (“AFFO”), its Normalized Funds Available for Distribution (“FAD”) and net income attributable to common stockholders for the three months and twelve months ended ended December 31, 2015.

Trailing 12-Month Highlights

•	Announced over $310 million in 2015 acquisitions, construction commitments and loans

•	Normalized AFFO up 9.6% quarter over quarter; up 9.3% year over year

•	Maintained low leverage balance sheet at 4.2x net debt-to-annualized EBITDA

•	Raised $49 million on ATM equity program and $54 million on sale of marketable securities during fourth quarter

•	Portfolio lease coverage remains strong

•	Same-store RIDEA 29-property assisted living portfolio EBITDARM increased 3.9% year over year

Financial Results

•
Normalized FFO per diluted common share for the three months ended December 31, 2015, was $1.17, an increase of 10.4% over the same period in the prior year. Normalized FFO per diluted common share for the year ended December 31, 2015, was $4.67, an increase of 11.2% over the same period in the prior year.

•
Normalized AFFO per diluted common share for the three months ended December 31, 2015 was $1.03, an increase of 9.6% over the same period in the prior year. Normalized AFFO per diluted common share for the year ended December 31, 2015 was $4.10, an increase of 9.3% over the same period in the prior year.

•
Normalized FAD per diluted common share for the three months ended December 31, 2015, was $1.04, an increase of 9.5% over the same period in the prior year. Normalized FAD per diluted common share for the year ended December 31, 2015, was $4.16, an increase of 9.2% over the same period in the prior year.

•
FFO per diluted common share for the three months ended December 31, 2015, was $1.80, an increase of 68.2% over the same period in the prior year. FFO per diluted common share for the year ended December 31, 2015, was $5.31, an increase of 28.0% over the same period in the prior year.

•
Net income attributable to common stockholders per diluted common share for the three months ended December 31, 2015, was $1.44, an increase of 80.0% over the same period in the prior year. Net income attributable to common stockholders per diluted common share for the year ended December 31, 2015, was $3.95, an increase of 29.9% over the same period in the prior year. Net income for 2015 includes $24,655,000 in gains resulting from the sale of investments in marketable securities. Dividends paid for 2015 were sufficient to cover REIT taxable income, inclusive of investment gains, thereby making investment sale proceeds available for future deployment.

The Company defines Normalized FFO as FFO adjusted for infrequent or unpredictable items detailed in the reconciliations. We define Normalized AFFO as Normalized FFO excluding the effects of straight-line lease revenue, amortization of debt issuance costs and the non-cash amortization of the original issue discount of our unsecured convertible notes. The Company defines Normalized FAD as Normalized AFFO excluding the effect of non-cash compensation expense.

Exhibit 99

The reconciliation of net income attributable to common stockholders to our FFO, Normalized FFO, Normalized AFFO and Normalized FAD is included as a table to this press release and filed in the Company's Form 10-Q with the Securities and Exchange Commission.

2016 Guidance
The Company currently expects Normalized FFO for 2016 to be in the range of $4.82 to $4.88 per diluted common share and Normalized AFFO to be in the range of $4.29 to $4.33 per diluted common share. The Company's guidance range for the full year 2016, with underlying assumptions and timing of certain transactions, is set forth and reconciled below:

	Full-Year 2016 Range
	Low	High
Net income per diluted share attributable to common stockholders	$3.50	$3.53
Plus: Depreciation	1.32	1.35
Normalized FFO per diluted common share	$4.82	$4.88
Less: Straight-line rental income	(0.62)	(0.64)
Plus: Amortization of debt issuance costs	0.06	0.06
Plus: Amortization of original issue discount	0.03	0.03
Normalized AFFO per diluted common share	$4.29	$4.33

The Company’s guidance range reflects the existence of volatile economic conditions, but does not assume any material deterioration in tenant credit quality and/or performance of its portfolio. The Company does not include an estimate of investment volume in its guidance range, however, it includes future investments with existing and new tenants for which management estimates are reasonably likely at the present date. The guidance is based on a number of assumptions, many of which are outside the Company’s control and all of which are subject to change. The Company’s guidance range allows for the uncertainty inherent in the structure and timing of the financing required to fund previously announced investments and any pending new investments. The Company’s guidance may change if actual results vary from these assumptions.

Investor Conference Call and Webcast
NHI will host a conference call on Thursday, February 18, 2016, at 1 p.m. ET, to discuss fourth quarter results. The number to call for this interactive teleconference is (212) 231-2933 with the confirmation number, 21804579. The live broadcast of NHI's fourth quarter conference call will be available online at www.nhireit.com. The online replay will follow shortly after the call and continue for approximately 90 days.

About National Health Investors
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. Visit www.nhireit.com for more information.

NHI Reports Fourth Quarter 2015 Results

February 18, 2016

Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD
(in thousands, except share and per share amounts)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income attributable to common stockholders	$54,397	$27,530	$148,862	$101,609
Elimination of certain non-cash items in net income:
Depreciation	13,660	9,705	53,163	38,078
Depreciation related to noncontrolling interest	(301)	(260)	(1,150)	(1,002)
Net gain on sales of real estate	—	—	(1,126)	—
Funds from operations	$67,756	$36,975	199,749	138,685
Investment and other gains	(23,468)	—	(23,529)	—
Debt issuance costs expensed due to credit facility modifications	—	—	—	2,145
Write-off of unamortized debt premium	—	(1,655)	—	(1,655)
Non-cash write-off of straight-line rent receivable	—	932	—	932
Acquisition costs under business combination accounting	—	89	—	89
Recovery of previous write-down	—	—	(491)	—
Normalized FFO	$44,288	$36,341	175,729	140,196
Straight-line lease revenue, net	(6,131)	(3,771)	(24,623)	(16,463)
Non-cash write-off of straight-line rent receivable	—	(932)	—	(932)
Straight-line lease revenue, net, related to noncontrolling interest	5	24	40	71
Amortization of original issue discount	279	269	1,101	798
Amortization of debt issuance costs	589	520	2,311	1,782
Amortization of debt issuance costs related to noncontrolling interest	(9)	(6)	(30)	(11)
Normalized AFFO	39,021	32,445	154,528	125,441
Non-cash stock based compensation	204	223	2,134	2,020
Normalized FAD	39,225	32,668	$156,662	$127,461

BASIC
Weighted average common shares outstanding	37,727,868	34,343,706	37,604,594	33,375,966
FFO per common share	$1.80	$1.08	$5.31	$4.16
Normalized FFO per common share	$1.17	$1.06	$4.67	$4.20
Normalized AFFO per common share	$1.03	$.94	$4.11	$3.76
Normalized FAD per common share	$1.04	$.95	$4.17	$3.82

DILUTED
Weighted average common shares outstanding	37,741,162	34,402,969	37,644,171	33,416,014
FFO per common share	$1.80	$1.07	$5.31	$4.15
Normalized FFO per common share	$1.17	$1.06	$4.67	$4.20
Normalized AFFO per common share	$1.03	$.94	$4.10	$3.75
Normalized FAD per common share	$1.04	$.95	$4.16	$3.81

See Notes to Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD.

NHI Reports Fourth Quarter 2015 Results

February 18, 2016

Notes to Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD

These supplemental operating performance measures may not be comparable to similarly titled measures used by other REITs. Consequently, our Funds From Operations ("FFO"), Normalized FFO, Normalized Adjusted Funds From Operations ("AFFO") and Normalized Funds Available for Distribution ("FAD") may not provide a meaningful measure of our performance as compared to that of other REITs. Since other REITs may not use our definition of these operating performance measures, caution should be exercised when comparing our Company's FFO, Normalized FFO, Normalized AFFO and Normalized FAD to that of other REITs. These financial performance measures do not represent cash generated from operating activities in accordance with generally accepted accounting principles ("GAAP") (these measures do not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP as a measure of liquidity, and are not necessarily indicative of cash available to fund cash needs.

Funds From Operations - FFO

FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and applied by us, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, if any. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs. Diluted FFO assumes the exercise of stock options and other potentially dilutive securities. Normalized FFO excludes from FFO certain items which, due to their infrequent or unpredictable nature, may create some difficulty in comparing FFO for the current period to similar prior periods, and may include, but are not limited to, impairment of non-real estate assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs.

We believe that FFO and normalized FFO are important supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO. The term FFO was designed by the REIT industry to address this issue.

Adjusted Funds From Operations - AFFO

In addition to the adjustments included in the calculation of normalized FFO, normalized AFFO excludes the impact of any straight-line lease revenue, amortization of the original issue discount on our convertible senior notes and amortization of debt issuance costs.

We believe that normalized AFFO is an important supplemental measure of operating performance for a REIT. GAAP requires a lessor to recognize contractual lease payments into income on a straight-line basis over the expected term of the lease. This straight-line adjustment has the effect of reporting lease income that is significantly more or less than the contractual cash flows received pursuant to the terms of the lease agreement. GAAP also requires the original issue discount of our convertible senior notes and debt issuance costs to be amortized as non-cash adjustments to earnings. Normalized AFFO is useful to our investors as it reflects the growth inherent in the contractual lease payments of our real estate portfolio.

Funds Available for Distribution - FAD

In addition to the adjustments included in the calculation of normalized AFFO, normalized FAD excludes the impact of non-cash stock based compensation.

We believe that normalized FAD is an important supplemental measure of operating performance for a REIT as a useful indicator of the ability to distribute dividends to shareholders.

NHI Reports Fourth Quarter 2015 Results

February 18, 2016

Condensed Statements of Income
(in thousands, except share and per share amounts)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenues:
Rental income	$54,824	$42,944	$214,447	$166,279
Interest income from mortgage and other notes	2,829	1,755	9,978	7,013
Investment income and other	1,050	1,035	4,563	4,217
	58,703	45,734	228,988	177,509
Expenses:
Depreciation	13,660	9,705	53,163	38,078
Interest, including amortization of debt discount and issuance costs	10,158	5,652	37,629	26,372
Legal	169	60	464	209
Franchise, excise and other taxes	327	(119)	985	620
General and administrative	2,469	2,159	10,519	9,107
Loan recovery	—	—	(491)	—
	26,783	17,457	102,269	74,386
Income before equity-method investee, TRS tax benefit (expense),
investment and other gains and noncontrolling interest	31,920	28,277	126,719	103,123
Income (loss) from equity-method investee	(1,002)	(227)	(1,767)	(71)
Income tax benefit (expense) of taxable REIT subsidiary	401	51	707	—
Investment and other gains	23,468	—	24,655	—
Net income	54,787	28,101	150,314	103,052
Less: net income attributable to noncontrolling interest	(390)	(571)	(1,452)	(1,443)
Net income attributable to common stockholders	$54,397	$27,530	$148,862	$101,609

Weighted average common shares outstanding:
Basic	37,727,868	34,343,706	37,604,594	33,375,966
Diluted	37,741,162	34,402,969	37,644,171	33,416,014

Earnings per common share:
Net income attributable to common stockholders - basic	$1.44	$.80	$3.96	$3.04
Net income attributable to common stockholders - diluted	$1.44	$.80	$3.95	$3.04

Regular dividends declared per common share	$.85	$.77	$3.40	$3.08

NHI Reports Fourth Quarter 2015 Results

February 18, 2016

Selected Balance Sheet Data
(in thousands)
	December 31, 2015	December 31, 2014

Real estate properties, net	$1,836,807	$1,776,549
Mortgage and other notes receivable, net	135,031	63,630
Investment in preferred stock, at cost	—	38,132
Cash and cash equivalents	13,286	3,287
Marketable securities	72,744	15,503
Straight-line rent receivable	59,777	35,154
Equity-method investment and other assets	27,358	50,705
Assets held for sale, net of depreciation	1,346	—
Debt	926,257	862,726
National Health Investors Stockholders' equity	1,133,292	1,039,925

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding the Company's, tenants', operators', borrowers’ or managers' expected future financial position, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may”, “will”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, and other similar expressions are forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, among other things; the operating success of our tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities, which may fail to achieve the operating results we expect; the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings; risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates would have on our tenants’ and borrowers’ business; the risk that the cash flows of our tenants and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk that we may not be fully indemnified by our lessees and borrowers against future litigation; the success of our future acquisitions and investments; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the potential need to incur more debt in the future, which may not be available on terms acceptable to us; our ability to meet covenants related to our indebtedness which impose certain operational; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests; our dependence on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt bears interest at variable rates; the risk that our assets may be subject to impairment charges; and our dependence on the ability to continue to qualify for taxation as a real estate investment trust. Many of these factors are beyond the control of the Company and its management.  The Company assumes no obligation to update any of the foregoing or any other forward looking statements, except as required by law, and these statements speak only as of the date on which they are made.   Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC’s web site at http://www.sec.gov or on NHI’s web site at http://www.nhireit.com.